Exhibit 10.2
EXECUTION COPY
INTERCREDITOR AGREEMENT

     Intercreditor Agreement (this “Agreement”), dated as of April 26, 2011, among BANK OF AMERICA, N.A., as first lien administrative agent and first lien collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (such term, and other capitalized terms used herein but not otherwise defined, having the meaning set forth in Section 1.1 below), U.S. NATIONAL BANK ASSOCIATION, as Trustee and as Second Priority Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties, COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”) and each of the other Loan Parties party hereto.
     WHEREAS, the Company, the other borrowers party thereto, the First Priority Representative and certain financial institutions and other entities are parties to a First Lien Loan and Security Agreement, dated as of January 7, 2009, as amended and restated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Company and the other borrowers party thereto;
     WHEREAS, the Company, the subsidiary guarantors party thereto and the Second Priority Representative are parties to an Indenture, dated as of the date hereof (the “Existing Second Priority Agreement”), pursuant to which the Company intends to issue certain notes (the “Notes”) guaranteed by each other Loan Party party thereto;
     WHEREAS, the Company and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations;
     WHEREAS, the Company and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and
     WHEREAS, it is a condition to the grant of such junior security interests that this Agreement be executed and delivered by the parties hereto to set forth the respective rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, and the application of any proceeds and certain other matters;
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
     SECTION 1. DEFINITIONS.
     1.1. Defined Terms. The following terms, as used herein, have the following meanings:
     “Additional Debt” has the meaning assigned to such term in Section 9.3(b).

     “Additional First Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the First Priority Representative in accordance with the terms of the First Priority Agreement.
     “Additional Second Priority Agreement” means any agreement designated as such in writing (including by addendum to this Agreement) by the Second Priority Representative in accordance with the terms of the Second Priority Agreement.
     “Agreement” has the meaning assigned to such term in the preamble hereto.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “BofA” Bank of America, N.A.
     “Cash Management Obligations” means, with respect to any Loan Party, (i) any “Cash Management Services” as defined in the Existing First Priority Agreement and (ii) any other obligations of such Loan Party owed to any First Priority Secured Party (or any of its affiliates) in respect of treasury management arrangements, depositary or other cash management services including in connection with any automated clearing house transfers of funds or similar transactions.
     “Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.
     “Company” has the meaning assigned to such term in the preamble hereto.
     “Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.
     “DIP Financing” has the meaning assigned to such term in Section 5.2.
     “Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, any demand for acceleration or payment thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment and rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Existing First Priority Agreement” has the meaning assigned to such term in the preamble hereto.
     “Existing Second Priority Agreement” has the meaning assigned to such term in the preamble hereto.

     “First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation (including any Lien assigned to the First Priority Representative pursuant to Section 2.4).
     “First Priority Creditors” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Documents as creditors entitled to benefit from the Liens on the First Priority Collateral under the First Priority Security Documents.
     “First Priority Documents” means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
     “First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (c) all Hedging Obligations, (d) all Cash Management Obligations, (e) obligations of the Loan Parties under any indemnity for Claims (as defined in the First Priority Agreement), and (f) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations, but other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents or in other consideration acceptable to the First Priority Secured Parties), (b) all commitments to extend credit under the First Priority Documents (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations) have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties. Notwithstanding the foregoing, if at any time after the First Priority Obligations Payment Date has occurred, the Company enters into any First Priority Document evidencing a First Priority Obligation which is permitted hereby and under the Second Priority Documents, then such First Priority Obligations Payment Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such First Priority Document shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First Priority Documents shall be the First Priority Representative for all purposes of this Agreement. Upon receipt of a notice stating that the Company has entered into a new First Priority Document (which notice shall include the identity of the new agent, such agent, the “New Agent”), the Second Priority Representative shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Replacement First Priority Agreement.
     “First Priority Secured Party” means (a) each First Priority Creditor (and any affiliate of such First Priority Creditor to which any Cash Management Obligation is owed), (b) each “Issuing Bank” (as defined in the First Priority Agreement), (c) the First Priority Representative, (d) each counterparty to any Swap Agreement the obligations under which constitute Hedging Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any First Priority Document and (f) the successors and assigns of each of the foregoing.
     “First Priority Security Documents” means the “Security Documents” (as defined in the Existing First Priority Agreement), and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.
     “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
     “Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party pursuant to an agreement in respect of any “Hedging Agreement” as defined in the Existing First Priority Agreement or any other Swap Agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices entered into by a Loan Party and any First Priority Creditor (or any of its affiliates) at the time such agreement is entered into.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any other Bankruptcy Law.

     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
     “Loan Party” means (a) the Company, (b) each direct or indirect subsidiary of the Company and (c) any other Person in which the Company or any of its subsidiaries holds an ownership interest, in each case (a) through (c), that is, at any time of determination, a party to any First Priority Security Document or Second Priority Security Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     “Person” means any natural person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any Governmental Authority or any agency or political subdivision thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.
     “Recovery” has the meaning assigned to such term in Section 5.5.
     “Reorganization Securities” has the meaning set forth in Section 5.11.
     “Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.
     “Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.
     “Second Priority Agent” means has the meaning assigned to such term in the preamble hereto.
     “Second Priority Creditors” means the Trustee and the Holders (as defined in the Existing Second Priority Agreement), or any Persons that are designated under the Second Priority Documents as creditors entitled to benefit from the Liens on the Second Priority Collateral under the Second Priority Security Documents.

     “Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.
     “Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Obligations” means the due and punctual payment of (a) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including Post-Petition Interest), of the Loan Parties or any of their Subsidiaries to the Second Priority Secured Parties under the Second Priority Documents, and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in whole or in part, or is otherwise set aside or required to be returned or paid to a debtor in possession, any First Priority Secured Party, any receiver or any similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Representative” has the meaning set forth in the preamble hereto, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.
     “Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.
     “Second Priority Security Documents” means the “Security Documents” as defined in the Existing Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
     “Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.
     “Standstill Period” has the meaning specified in Section 3.2.
     “subsidiary” has the meaning specified in the Existing First Priority Agreement.
     “Swap Agreement” means any agreement with respect to any swap, forward, future, derivative or foreign exchange spot transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any of the Subsidiaries shall be a Swap Agreement.

     “Trustee” means U.S. National Bank Association.
     “Unasserted Contingent Obligations” means, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit or similar instruments) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, amended and restated, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable.
     1.3 Terms Generally. The definitions of terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified, renewed, extended, refinanced or replaced, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) any reference herein to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) references to laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions.
     SECTION 2. LIEN PRIORITIES.
     2.1 Subordination of Liens. (a) Any and all Liens in Common Collateral now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) No Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the First Priority Collateral granted to any First Priority Creditor. Notwithstanding any failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, with respect to the Common Collateral shall be as set forth herein.
     2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the First Priority Obligations, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Second Priority Obligations, or any portion thereof.
     2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative.
     (b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all Second Priority Security Documents entered into on or about the date hereof shall contain the following notation (or such other notation acceptable to the First Priority Representatives): “The lien and security interest created by this Agreement on the property described herein is junior and subordinate, in accordance with the provisions of the Intercreditor Agreement dated as of April 26, 2011, among Bank of America, N.A., as First Priority Representative, U.S. National Bank Association, as Second Priority Representative, Commercial Vehicle Group, Inc. and the other Loan Parties referred to therein, as amended from time to time, to the lien and security interest on such property created by any similar instrument now or hereafter granted to Bank of America, N.A., as collateral agent under the First Priority Documents (as defined in the Intercreditor Agreement), and its successors and assigns, in such property.” The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all other Second Priority Security Documents shall bear an identical or, in the event that the Existing First Priority Agreement is no longer extant or BofA shall cease to be the First Priority Representative, a substantially similar notation.
     (c) The First Priority Representative hereby agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are required under the First Priority Documents to be pledged as First Priority Collateral and are not also subject to the First Priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and shall promptly notify the First Priority Representative of the existence of such Lien and, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.
     2.5 Further Assurances. Each of the First Priority Representative, for itself and on behalf of the other First Priority Secured Parties, and the Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, and each Loan Party party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Priority Representative or the Second Priority Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.
     SECTION 3. ENFORCEMENT RIGHTS.
     3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action and make determinations regarding the release, dispositions or restrictions with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a Default or an Event of Default under (and defined in) the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in accordance with the terms of the First Priority Documents in such order and manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by any of them to sell or otherwise dispose of the Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.
     3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:
     (a) they will not take or cause to be taken any Enforcement Action;
     (b) they will not take or cause to be taken any action for the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
     (c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;
     (d) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

     (e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;
     (f) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Security Document;
     (g) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Common Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents;
     (h) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law; and
     (i) they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other First Priority Collateral.
provided that, notwithstanding the foregoing, any Second Lien Secured Party may exercise its rights and remedies in respect of the Common Collateral under and to the extent provided for in the Second Lien Security Documents or applicable law (and any recovery therefrom shall be for the benefit of the First Priority Secured Parties) after the passage of a period of 180 days (the "Standstill Period”) from the date of delivery of a notice in writing to the First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Second Lien Agreements; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Lien Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Lien Representative) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Second Lien Representative and the Second Lien Secured Parties may take only such actions as are expressly permitted by Section 5. After the expiration of the Standstill Period, so long as the First Priority Representative or any First Priority Secured Party has not commenced any Enforcement Actions with respect to any portion of the Common

Collateral, any Second Lien Secured Party may commence an Enforcement Action with respect to all or a material portion of the Common Collateral and pursue the exercise of its rights, provided that all of the other provisions of this Agreement are complied with.
     3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of any Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.
     3.4 Cooperation. The Second Priority Agent, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.
     3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, or to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.
     3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.
     (b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten in writing to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement, or fail to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from such actions of any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and the harm to the First Priority Secured Parties may not be adequately compensated in damages and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     3.7 Agreement to be Bound. (a) The Second Priority Representative and, by virtue of accepting the Notes or any other document evidencing the Second Priority Obligations, the Second Priority Secured Parties, acknowledge and agree that no covenant, agreement or restriction contained in the Second Priority Security Documents or any other Second Priority Documents shall be deemed to restrict in any way the rights and remedies of the First Priority Representative or the First Priority Secured Parties with respect to the Collateral as set forth in this Agreement and the First Priority Loan Documents.

          (b) By accepting any Note or any other document evidencing the Second Priority Obligations, each Second Priority Secured Parties has agreed to be bound by the terms of this Agreement. In addition, the limitations and restrictions upon the Second Priority Representative and its waivers of rights and remedies in this Agreement shall apply to limit, restrict and waive the rights and remedies of all other Second Priority Secured Parties to the extent that any independent rights or remedies for the Second Priority Secured Parties exist under or by virtue of the Second Priority Documents, the Second Priority Documents, or the Liens on the Common Collateral granted thereby or applicable law.
     SECTION 4 . APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE.
     4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral resulting from any Enforcement Action or that occurs after and during the continuation of any Event of Default (as defined in the First Priority Documents), whether or not pursuant to an Insolvency Proceeding, or during the pendency of any Insolvency Proceeding shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).
     4.2 Releases of Second Priority Lien. (a) Upon (i) any release, sale or other disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including any sale or other disposition pursuant to any Enforcement Action) or (ii) any other release of Common Collateral from the Lien under the First Priority Security Documents that is permitted pursuant to the terms of the First Priority Documents (in each case other than any release of Common Collateral from the Lien under the First Priority Security Documents made following or in connection with the indefeasible payment in cash in full (or cash collateralization or defeasance in accordance with the terms of the First Priority Documents or receipt of other consideration acceptable to the First Priority Secured Parties) of the First Priority Obligations, the terminations of all commitments to extend credit under the First Priority Documents (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations) and any outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents)), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released, as and when, but only to the extent such First Priority Liens on such Common Collateral are released, with no further consent or action of any Person.
     (b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative (or, with the consent of the First Priority Representative, the Company) shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.
     (b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder in accordance with the terms of the First Priority Documents and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral in accordance with the terms of the First Priority Documents.
     4.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representative and the other Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Loan Party that has guaranteed the Second Priority Obligations in accordance with the terms of the Second Priority Documents, including the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Second Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any other Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Representative or any other Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) the enforcement in contravention of this Agreement of any Lien in respect of Second Priority Liens held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the other First Priority Secured Parties may have with respect to the First Priority Collateral.
     SECTION 5 . INSOLVENCY PROCEEDINGS.
     5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding involving any Loan Party, file any pleading or motion, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including with respect to the determination of any Liens or claims (including the validity, priority and enforceability thereof) held by the First Priority Representative or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that (a) in any Insolvency Proceeding involving any Loan Party, the Second Priority Representative may file a proof of claim or statement of interest with respect to the applicable Second Priority Liens and (b) the Second Priority Representative may take any such action (not adverse to the First Priority Liens on the Common Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the other First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Common Collateral, in each case of (a) and (b) above, to the extent such action is not inconsistent with, and could not result in a resolution inconsistent with, the terms of this Agreement.
     5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or any other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or any other Bankruptcy Law or to provide financing to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law or to consent (or not object) to the provision of such financing (including financing that primes or takes priority over existing Liens) to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to any replacement Liens provided as adequate protection to the First Priority Secured Parties on the same terms as the Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (ii)(x) to the Liens securing such DIP Financing, (y) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, to any administrative or other charges granted in such Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (ii) (x), (y) and (z), with such subordination to be on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (d) will be deemed to have consented to, and will raise no objection to, and will not support any other Person objecting to (i) any motion for relief from the automatic stay or from any injuction against foreclosure or enforcement in respect of the First Priority Obligations made by the First Priority Representative or any First Priority Secured Party, (ii) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Priority Obligations at any sale in foreclosure of First Priority Collateral or (iii) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien.
     5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative and the Required Lenders under (and as defined in) the First Priority Agreement.
     5.4 Adequate Protection. (a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting (i) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties or (ii) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.
     (b) Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional collateral (with replacement Liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the other Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing (1) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), and (2) the First Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, provided, however, that each Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and each other Second Priority Secured Party, in any stipulation or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the other Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement and (B) (x) the Liens on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, any administrative or other charges granted in any Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the other First Priority Secured Parties, in the case of each of clauses (B) (x), (y) and (z), with such subordination to be on the same terms as the Liens securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement). The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section 5.4, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the other First Priority Secured Parties, none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.
     (c) Neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First Priority Secured Parties, and is intended to provide the First Priority Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Company or any other Loan Party under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other applicable law.
     5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or other disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold.
     5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one class of secured claims (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties), and that, until turned over to the First Priority Secured Parties, such amounts will be held in trust for the First Priority Secured Parties.
     5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4) or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.
     5.9 Plans of Reorganization. No Second Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First Priority Obligations or (b) is accepted by the class of holders of First Priority Obligations voting thereon.
     5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references to any of the Company or any Loan Party herein shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any such Person.
     5.11 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Obligations, then the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Second Priority Creditors be required to turn over to the First Priority Representative or any other First Priority Secured Party any Reorganization Securities to the extent the same are subject to this Section 5.11.
     5.12 Post-Petition Claims. None of the Second Priority Representative, the Trustee or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of

First Priority Obligations consisting of Post-Petition Interest or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the other First Priority Secured Parties, without regard to the existence of the Liens of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral.
     5.13 Waivers. Until the First Priority Obligations Payment Date, the Second Priority Representative, on behalf of itself and each Second Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code.
     SECTION 6. SECOND PRIORITY DOCUMENTS AND FIRST PRIORITY DOCUMENTS.
     (a) Each Loan Party and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.
     (b) Each Loan Party and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.
     (c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of releasing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 or change the type of assets that constitute Collateral under any Second Priority Security Documents, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties or affects the First Priority Secured Parties in a different manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 5 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.
     SECTION 7. RELIANCE; WAIVERS; ETC.
     7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of it itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all issuances of debt and other extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives, on behalf of itself and all the other First Priority Secured Parties, all notices of the acceptance of and reliance by the Second Priority Representative and the other Second Priority Secured Parties.
     7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.
     SECTION 8. OBLIGATIONS UNCONDITIONAL.
     8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any First Priority Document or any First Priority Liens;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
     (c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement.
     8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any Second Priority Document or any Secured Priority Liens;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any First Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement.
     SECTION 9 . MISCELLANEOUS.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.
     9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred, subject to Section 5.5. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Company or any other Loan Party on the faith hereof.
     9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or obligations of any Loan Party, such Loan Party.
     (b) It is understood that the First Priority Representative and the Second Priority Representative, without the consent of any other First Priority Secured Party or Second Priority Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes First Priority Obligations or Second Priority Obligations; provided that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as First Priority Obligations or Second Priority Obligations, as applicable.

     (c) In addition, at the request of the Company, the First Priority Representative and the Second Priority Representative agree to enter into any amendment to this Agreement or any new intercreditor agreement in order to (1) facilitate Additional Debt becoming First Priority Obligations or Second Priority Obligations to the extent such Obligations are permitted by the First Priority Agreement and the Second Priority Agreement, with the Lien priority contemplated by such amendment, (2) document the relationship among Second Priority Creditors pursuant to different Second Priority Agreements, including, to the extent permitted under each extant First Priority Agreement and Second Priority Agreement, the treatment of the Liens securing Second Priority Obligations under any Additional Second Priority Agreement as equal and ratable with the Liens securing the Second Priority Obligations under the Existing Second Priority Agreement or any other Additional Second Priority Agreement and (3) document the relationship between the First Priority Creditors and the Second Priority Creditors in case any then existing First Priority Agreement or Second Priority Agreement is refinanced or replaced or the First Priority Representative or the Second Priority Representative is replaced; provided, that, in any case, the terms of such amendment or new agreement will contain terms substantially the same as the terms contained in this Agreement.
     9.4 Information Concerning Financial Condition of the Company and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Company and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.
     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     9.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment pursuant to any such action or proceeding, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
     (b) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so,

(i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the address of (a) each of the Company, the First Priority Representative, the Trustee and the Second Priority Representative (until notice of a change thereof is delivered as provided in this Section) shall be as set forth in the First Priority Agreement or the Second Priority Agreement, as applicable, and (b) any other party shall be in care of the Company as so set forth in clause (a), or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed, to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
     9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.13 Additional Loan Parties. The Company shall cause each Person that becomes a Loan Party after the date hereof (other than any such Loan Party that does not grant any Liens to secure any of the Second Priority Obligations, until such time as such Loan Party does grant any such Liens) to become a party to this Agreement by executing and delivering a supplement to this Agreement in form and substance reasonably satisfactory to the First Priority Representative and the Second Priority Representative.
     9.14 Representatives. (a) For the avoidance of doubt, it is understood and agreed that BofA is entering into this Agreement in its capacity as administrative and collateral agent under the Existing First Priority Agreement and the provisions of Article XII of the Existing First Priority Agreement applicable to BofA as administrative and collateral agent thereunder shall also apply to BofA as First Priority Representative hereunder.
     (b) In connection with its execution of this Agreement and its actions hereunder, each of the First Priority Representative and the Second Priority Representative shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it as administrative agent and collateral agent under the First Priority Documents and as Trustee under the Second Priority Documents, respectively.
     9.15 Subrogation. The Second Priority Representative, for itself and on behalf of the other Second Priority Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred; provided, however, that, as between the Company and the other Loan Parties, on the one hand, and the Second Priority Secured Parties, on the other hand, any such payment that is paid over to the First Priority Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Priority Obligations unless and until (and then only to the extent that) the First Priority Obligations Payment Date has occurred and the First Priority Representative delivers any such payment to the Second Priority Representative.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties
by	/s/ Philip Nomura
	Name:	Philip Nomura
	Title:	Vice President

U.S. NATIONAL BANK ASSOCIATION, as Second Priority Representative for and on behalf of the Second Priority Secured Parties
by	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

COMMERCIAL VEHICLE GROUP, INC.
By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer

NATIONAL SEATING COMPANY
CVG CS LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVG OREGON, LLC
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG EUROPEAN HOLDINGS, LLC
CVG LOGISTICS, LLC
CVG ALABAMA LLC

By:	/s/ Chad M. Utrup
	Name:	Chad M. Utrup
	Title:	Chief Financial Officer